UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

ENCORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-33598	76-0655696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 787-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 12, 2011, Encore Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders, at which time shareholders were asked to consider three proposals, as follows:

1.	To elect eleven (11) directors to serve on the Board of Directors of the Company until the Company’s 2012 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011;

3.	To consider and approve an amendment to the Company’s 2008 Stock Awards and Incentive Plan to increase the number of shares issuable thereunder from 500,000 to 750,000; and

4.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

The vote tabulation was as follows:

1.	Election of eleven (11) directors to serve on the Board of Directors of the Company until the Company’s 2012 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes

Carin M. Barth	7,987,070	355,004	917,832

James S. D’Agostino, Jr.	8,304,266	37,808	917,832

Charles W. Jenness	8,299,266	42,808	917,832

J. Bryan King	8,310,615	31,459	917,832

Walter M. Mischer, Jr.	8,101,433	240,641	917,832

Preston Moore	8,299,266	42,808	917,832

Edwin E. Smith	8,310,615	31,459	917,832

Eugene H. Vaughan	8,310,615	31,459	917,832

David E. Warden	8,310,615	31,459	917,832

J. Harold Williams	8,249,535	92,539	917,832

Randa Duncan Williams	8,311,775	30,299	917,832

2.	To ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

9,258,178	1,228	500	0

3.	To consider and approve an amendment to the Company’s 2008 Stock Awards and Incentive Plan to increase the number of shares issuable thereunder from 500,000 to 750,000:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

6,226,081	2,114,164	1,829	917,832

4.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

8,224,757	114,988	2,329	917,832

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BANCSHARES, INC.
(Registrant)

Dated: May 13, 2011	By:	/s/ James S. D’Agostino, Jr.
James S. D’Agostino, Jr.
Chairman and Chief Executive Officer